UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 21, 2004

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On May 21, 2004, the Registrant and Franklin Bancorp Inc. issued a joint press release announcing that the approval of the Office of Thrift Supervision for the application to merge Franklin Bancorp, Inc. into the Registrant had been received. The merger is anticipated to close and be effective on May 28, 2004, subject to the satisfaction of the remaining conditions in the Agreement and Plan of Merger.

Item 7. Financial Statements and Exhibits

c)	Exhibits.

Exhibit No.	Description
99.1	Joint press release of First Place Financial Corp. and Franklin Bancorp, Inc. dated May 21, 2004, announcing the receipt of the approval of the Office of Thrift Supervision to the merger of the two companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: May 21, 2004	By:	/s/ David L. Mead
David L. Mead
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Joint press release of First Place Financial Corp. and Franklin Bancorp, Inc. dated May 21, 2004, announcing the receipt of the approval of the Office of Thrift Supervision to the merger of the two companies.